UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): December 13, 2007
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.
     On December 13, 2007, Valeant Pharmaceuticals International (the “Company”) and Wesley P. Wheeler, former President — North America Region and Research & Development of the Company, entered into a Separation and Release Agreement (the “Separation Agreement”). Under the terms of the Separation Agreement, the Company paid Mr. Wheeler $300,000 and Mr. Wheeler agreed to a general release, including all claims for compensation, bonuses and claims under any contract, including claims under his severance agreement, previously disclosed. The obligation to pay Mr. Wheeler is contingent upon Mr. Wheeler not revoking the agreement during the 7 day revocation period. The effective date is the eighth day following receipt of his signed agreement; payment will be made within 10 days of the effective date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: December 18, 2007	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President, General Counsel